UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 19, 2008

HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hawker Beechcraft Corporation, a subsidiary of Hawker Beechcraft Acquisition Company, LLC (the “Company”), announced on November 20, 2008 that Mr. James E. Schuster, President and Chief Executive Officer, has decided to retire from his position as an officer and director of the Company. He will remain in his current position until the Company identifies a successor.

On November 21, 2008, James E. Schuster and Hawker Beechcraft Corporation (“Hawker”), entered into a Separation Agreement (the “Agreement”). Pursuant to the Agreement, Hawker has agreed to continue to employ Mr. Schuster as Chief Executive Officer for the period commencing on November 21, 2008, and ending on the earlier of (i) the date Mr. Schuster’s successor (other than an interim Chief Executive Officer) commences his or her employment and (ii) the date the Board of Directors of Hawker Beechcraft, Inc. (the “Board”) determines that such period should terminate (the “Transition Period”). During the Transition Period, Mr. Schuster shall continue to serve as a member of the Board (and certain committees thereof), and shall (i) receive a base salary at an annualized rate of $630,000 and (ii) be eligible to receive an annual bonus up to a maximum of $630,000 for the year ending December 31, 2008, and shall thereafter be entitled to bonus compensation as the Board, in its sole discretion, may award. Mr. Schuster’s employment as Chief Executive Officer shall terminate effective as of the earlier of (i) the close of business on the last day of the Transition Period and (ii) such earlier date on which Mr. Schuster voluntarily leaves Hawker (the “Separation Date”).

Stock options held by Mr. Schuster that are or have become vested as of the date of the Agreement shall remain outstanding and exercisable until December 31, 2011, subject to (i) the Board’s satisfaction, in its sole discretion, with Mr. Schuster’s performance during the Transition Period and (ii) Mr. Schuster remaining employed by Hawker until the end of the Transition Period. In the event of such extension, the call right set forth in Section 6 of the Hawker Beechcraft, Inc. Amended and Restated Shareholders Agreement, dated as of May 3, 2007, shall be extended until ninety days after the exercise of the vested options. In the event that the Board decides, in its sole discretion, not to extend the exercise period, the vested options will remain exercisable for ninety days following the Separation Date and the call right shall be extended until one hundred twenty days after the Separation Date.

On the Separation Date, Mr. Schuster shall become entitled to the following benefits and payments (the “Severance Benefits”): (i) an amount equal to $321,068, which shall be in full satisfaction of Hawker’s obligations under Sections 3.2(a) and 3.3 of the Employment Agreement dated as of March 26, 2007, between Mr. Schuster and Company (the “Employment Agreement”), which shall be paid in twenty-four equal monthly installments following the Separation Date, payable on the first day of the calendar month commencing with the calendar month next following the Separation Date and (ii) continuation of the health and welfare benefits available to Mr. Schuster (and his eligible dependents) immediately prior to the Separation Date, on the same basis as active employees of Hawker, until the earlier of (a) the first anniversary of the Separation Date and (b) Mr. Schuster obtaining full-time employment, with COBRA benefits commencing after such period.

In addition to the Separation Benefits, Mr. Schuster will be entitled to the following additional payments and benefits (the “Additional Benefits”) if (i) Board is satisfied, in its sole discretion, with Mr. Schuster’s performance during the Transition Period and (ii) Mr. Schuster remains employed by Hawker until the end of the Transition Period: (i) Hawker shall purchase from Mr. Schuster 75,000 shares of common stock at a purchase price of $10 per share, with an aggregate purchase price of $750,000, with such purchase to occur within thirty days after the Separation Date, (ii) Hawker shall pay Mr. Schuster an additional amount equal to $1,000,000, which shall be paid in twenty-four equal monthly installments following the Separation Date, payable on the first day of the calendar month commencing with the calendar month next following the Separation Date and (iii) Hawker shall release Mr. Schuster from the obligation to purchase 124,934.4 shares of common stock on the Separation Date, at a purchase price of $10 per share, with an aggregate purchase price of $1,249,343.40 (as set forth in the Stock Purchase

Agreement, dated as of March 26, 2007 between Mr. Schuster and Hawker (the “Stock Purchase Agreement”), and the Stock Purchase Agreement shall terminate.

Hawker and Mr. Schuster agree that Mr. Schuster is not entitled to any further payments pursuant to the Hawker Beechcraft Corporation Retention Program, adopted on March 26, 2007, and that all of Hawker’s obligations to Mr. Schuster with respect to such retention program have been satisfied.

The effectiveness of the Agreement and Hawker’s obligations thereunder is conditioned upon (i) continued compliance with the restrictive covenants set forth in Section 4 of the Employment Agreement and (ii) Mr. Schuster’s execution and non-revocation of a release of claims.

In addition, on October 28, 2008, the Company announced that Edgar R. Nelson, Senior Vice President of Product Development and Engineering, will be retiring from the Company effective December 1, 2008. In connection with Mr. Nelson’s retirement, on November 19, 2008, the Company and Mr. Nelson entered into a separation of employment agreement and general release (the “Separation of Employment Agreement”) with an effective date of December 1, 2008 which provides that Mr. Nelson will receive (i) in consideration for the Company’s repurchase of 39,502.4 shares of common stock of our parent company, Hawker Beechcraft Inc., a cash payment equal to the fair market value of that stock as determined on December 1, 2008, (ii) his base salary less legally required withholdings and certain welfare benefits for a period of twelve months following such retirement and (iii) an amount equal to any payroll amounts and vacation time earned and accrued but not yet paid. Pursuant to the terms of the Separation of Employment Agreement, Mr. Nelson may also exercise (i) 53,311.8 vested options at any time prior to the ninetieth day following his retirement and (ii) any vested portion of the 19,191.8 target performance options at any time prior to the ninetieth day following notification from the Company that the 2008 target has been achieved.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated November 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: November 25, 2008

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